UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2018

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210

South San Francisco, CA 94080

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2018, Mateon Therapeutics, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”) in connection with the sale of 58.5 Units (the “Units”) at a purchase price of $50,000 per Unit. The Units were sold as part of a private placement (the “Private Placement”) consisting of a minimum of 20 Units ($1 million aggregate purchase price) and a maximum of 80 Units ($4 million aggregate purchase price) offered by the Company. Each Unit consists of 250,000 shares of the Company’s common stock and warrants to purchase up to 250,000 shares of the Company’s common stock. The purchase price of the common stock in the Units is $0.20 per share and the exercise price of the warrants is $0.40 per share. The Private Placement will terminate upon the earlier of the sale of 80 Units or April 30, 2018. The Subscription Agreements contain representations, warranties, indemnification and other provisions customary for transactions of this nature.

Description of the Warrants

The warrants in each Unit consist of Series A Warrants to purchase up to 125,000 shares of the Company’s common stock (the “Series A Warrants”) and Series B Warrants to purchase up to 125,000 shares of the Company’s common stock (the “Series B Warrants”; collectively with the Series A Warrants, the “Warrants”). Per the terms of the Warrants, the exercise price will be payable in cash and there are no cashless exercise provisions. The Series A Warrants are immediately exercisable following the final closing and for two years thereafter, and the Series B Warrants are exercisable following shareholder approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s common stock in an amount sufficient for the full exercise of the Series B Warrants (the “Stock Authorization”) and for two years thereafter. If the Stock Authorization is not obtained by June 30, 2018, the Series B Warrants will be exercisable for an additional two years.

The Warrants contain limitations that prevent a holder from acquiring shares of the Company’s common stock upon exercise of a Warrant that would result in the number of shares of the Company’s common stock beneficially owned by the holder and its affiliates exceeding 9.99% of the total number of shares of the Company’s common stock then issued and outstanding. In addition, upon certain reorganizations of the Company, the Warrants may become exercisable for securities in a successor entity equal to the value of the Warrants. The Warrants also contain representations, warranties and other provisions customary for transactions of this nature.

Registration Rights Agreement

In connection with the final closing of the Private Placement, the Company and the Investors will enter into a Registration Rights Agreement (the “Registration Rights Agreement”). Per the terms of the Registration Rights Agreement, the Company will file a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) registering for resale the shares of the Company’s common stock issued in the Private Placement and shares of the Company’s common stock issuable upon exercise of the Warrants within 60 days after the final closing date of the Private Placement. The Company agreed to cause this registration statement on Form S-1 to be declared effective within 90 days of the final closing date of the Private Placement (120 days if the registration statement is selected for review by the SEC), subject to any resale limitation imposed by the SEC. The Registration Rights Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

Placement Agent Agreement

On February 7, 2018, the Company entered into an engagement letter agreement (the “Engagement Agreement”) with Divine Capital Markets LLC (“Divine”) whereby Divine agreed to act as placement agent for the Company on a “best efforts basis” in connection with the Private Placement. Per the terms of the Engagement Agreement, the Company agreed to pay Divine a fee equal to 10% of the gross proceeds raised in the Private Placement and agreed to issue to Divine a warrant to purchase that number of shares of the Company’s common stock equal to 10% of the aggregate number of shares of common stock sold to the Investors at an exercise price of $0.20 per share. The Company also agreed to pay Divine a 3% non-refundable expense allowance. The Engagement Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Company estimates that its net proceeds from the Subscription Agreements entered into on April 12, 2018 were approximately $2.4 million, after deducting placement agent commissions and estimated offering expenses. If the maximum number of Units are sold by April 30, 2018, the Company estimates that its net proceeds from the Private Placement will be approximately $3.4 million, after deducting placement agent commissions and estimated offering expenses.

The securities issued in the Private Placement were issued in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, the rules promulgated thereunder and pursuant to applicable state securities laws and regulations.

The foregoing descriptions of the Subscription Agreements, Series A Warrants, Series B Warrants, Registration Rights Agreement and Engagement Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the Form of Subscription Agreement, Form of Series A Warrant, Form of Series B Warrant, Form of Registration Rights Agreement and Engagement Agreement, copies of which are included as Exhibits 10.1, 4.1, 4.2, 10.2 and 10.3, respectively, of this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On April 16, 2018, the Company issued a press release relating to the Private Placement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Series A Warrant.

4.2	Form of Series B Warrant.

10.1	Form of Subscription Agreement.

10.2	Form of Registration Rights Agreement.

10.3	Engagement Letter, dated February 7, 2018, by and between the Registrant and Divine Capital Markets LLC.

99.1	Press Release, dated April 16, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: April 16, 2018	By:	/s/ Matthew M. Loar
Matthew M. Loar
Chief Financial Officer